Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196804) and Form S-8 (Nos. 333-59598, 333-62022, 333-88086, 333-116755, 333-151580, 333-174615, 333-183269, 333-197755, 333-201830, 333-201831, and 333-204550) of Kindred Healthcare, Inc. of our report dated September 15, 2015 relating to the financial statements of Centerre Healthcare Corporation, which appears in this Current Report on Form 8-K dated September 17, 2015 of Kindred Healthcare, Inc.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

September 17, 2015